EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer
(708) 450-6759
NORTHWEST SUBURBAN STOCKHOLDERS APPROVE MERGER
Closing Expected at Beginning of Fourth Quarter
Melrose Park, Illinois (September 14, 2007) — Midwest Banc Holdings, Inc. (NASDAQ: MBHI) announced that the stockholders of Northwest Suburban Bancorp, Inc. (“Northwest Suburban”) voted to approve the sale of their company to Midwest Banc Holdings in a stock and cash transaction. Following the closing of the transaction, Mount Prospect National Bank will be merged into Midwest Bank and Trust Company, creating a 29-branch bank with more than $3.5 billion in assets.
Northwest Suburban stockholders approved the sale with an 87% favorable vote. Both federal and state regulatory agencies have issued their approvals.
“We are very pleased to have our stockholders’ support for this strategic decision,” said John G. Eilering, Chairman and Chief Executive Officer of Northwest Suburban. “Joining the Midwest Bank team will allow us to enhance services to our customers by providing greater credit services and offering high quality trust and investment services, to name a few,” he added. Eilering will become Area President — Northwest of Midwest Bank.
The merger of the two banking subsidiaries will enhance Midwest Bank’s geographic footprint. The acquisition will make Midwest Bank the 18th largest bank in the Chicago area, based on deposits. Northwest Suburban’s branch locations in Des Plaines, Lakemoor, Lake Zurich, Mount Prospect and North Barrington provide a complementary footprint for Midwest Bank branches in northwest Cook and McHenry Counties. Midwest Bank currently operates a total of 24 branches in Cook, DuPage, Kane, Lake, and McHenry counties.
“Expanded coverage and depth of services, as a result of our combined organizations, will further our goal of becoming a supercommunity banking organization serving the Chicago area,” stated James J. Giancola, President and Chief Executive Officer of Midwest Banc Holdings, Inc. Executives of both firms have been collaborating on merger implementation and transition matters over the past few months, which should lead to a smooth transition and realization of merger benefits, according to Giancola. The transaction is expected to close on October 1, 2007.
Eilering and other investors founded Northwest Suburban in 1997. Eilering is deeply involved in the Mount Prospect community and throughout the northwest suburban area. Eilering and Jay Fritz, President and Chief Operating Officer of Midwest Bank and Trust Company, have a long relationship dating back to 1987. “We were competitors for many years and have long discussed the idea of working together. I am pleased this plan has finally come together,” said Eilering.
Dennis M. O’Hara, CPA, a partner of Clifton Gunderson, LLP and a director of Northwest Suburban, will join the boards of both Midwest Banc Holdings and Midwest Bank, following the closing of the transaction.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This document and the attachments hereto contain comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this Form 8-K are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by the Company with the Securities and Exchange Commission. When used herein, the words “believes,” “estimates,” “expects,” “should,” and “anticipates,” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
ADDITIONAL INFORMATION
In connection with the proposed acquisition of Northwest Suburban Bancorp. Inc. (“Northwest Suburban”) by Midwest Banc Holdings, Inc. (the “Company”), the Company filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the stockholders of Northwest Suburban.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NORTHWEST SUBURBAN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Northwest Suburban, 50 North Main Street, Mount Prospect, Illinois 60056 (telephone number (847) 222-1112).

The Company, Northwest Suburban and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Northwest Suburban in connection with the merger transaction. For information about the Company’s directors, executive officers and members of management, stockholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its website and at the address provided in the preceding paragraph. Information regarding Northwest Suburban’s directors, executive officers and members of management and their respective interests in the proposed transaction is available in the proxy statement/prospectus of the Company and Northwest Suburban described above and other relevant materials filed with the SEC.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, LLC. Information on Midwest Banc Holdings, Inc. is available at www.midwestbanc.com.
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